Exhibit 16.1

RE: SHOREPOWER TECHNOLOGIES, INC

Ladies and Gentlemen:

We have read the statements under Item 3.04 of Regulation S-K in the Form S-1/A of Shorepower Technologies Inc. (the “Company”) to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm. We have no basis to, and therefore, do not agree or disagree with the other statements made by the Company in the Form S-1/A.

/S/ Olayinka Oyebola
OLAYINKA OYEBOLA & CO
Chartered Accountant

PCAOB No:5968

Lagos, Nigeria

February 14, 2024